                                                                    Exhibit 99.2


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE




IN RE:                                                CHAPTER 11 CASE NOS.
                                                      01-10670 AND
ASSISTED LIVING CONCEPTS, INC., et al.,               01-10674
                                                      (JOINTLY ADMINISTERED)
                               DEBTORS.



                  FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                   ASSISTED LIVING CONCEPTS INC. AND CARRIAGE
            HOUSE ASSISTED LIVING, INC. DATED AS OF OCTOBER 30, 2001




                                           LATHAM & WATKINS
                                           Robert A. Klyman
                                           Jonathan S. Shenson
                                           Sylvia K. Hamersley
                                           633 West Fifth Street, Suite 4000
                                           Los Angeles, California 90071
                                           (213) 485-1234


                                           YOUNG, CONAWAY, STARGATT & TAYLOR
                                           James Patton
                                           Michael R. Nestor
                                           Rodney Square North, Eleventh
                                           Floor
                                           P.O. Box 391
                                           Wilmington, Delaware 19899
                                           (302) 571-6600


                                           Co-Counsel for Assisted Living
                                           Concepts, Inc., and Carriage
                                           House Assisted Living, Inc.,
                                           Debtors and Debtors-in-Possession



Dated:  October 30, 2001

                                TABLE OF CONTENTS


                                                                                                 PAGE
ARTICLE I.     INTRODUCTION....................................................................    1

ARTICLE II.    DEFINITION OF TERMS AND RULES OF INTERPRETATION.................................    1
      Section 2.01  Definition of Terms........................................................    1
      Section 2.02  Interpretation And Computation Of Time.....................................   17

ARTICLE III.   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................................   18
      Section 3.01  Unclassified Claims.  (Applicable to Both Debtors).........................   23
      Section 3.02  Treatment of Classified Claims Against and Interests in ALC................   25
      Section 3.03  Treatment of Classified Claims Against and Interests in Carriage House.....   29

ARTICLE IV.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...........................   31

ARTICLE V.     MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN..............................   32
      Section 5.01  Overview of Plan Implementation............................................   32
      Section 5.02  Distributions..............................................................   32
      Section 5.03  Treatment of Trade Creditors under the Plan................................   32
      Section 5.04  The Creditors' Committee...................................................   33
      Section 5.05  Vesting Of Assets..........................................................   33
      Section 5.06  Preservation Of Causes Of Action...........................................   33
      Section 5.07  Article Of Incorporation...................................................   33
      Section 5.08  Management Of Reorganized ALC and Reorganized Carriage House...............   34
      Section 5.09  Disbursing Agent...........................................................   34
      Section 5.10  Discharge Of Debtors And Injunction........................................   34
      Section 5.11  No Liability For Solicitation Or Participation.............................   35
      Section 5.12  Limitation Of Liability....................................................   36
      Section 5.13  Objections to Claims.......................................................   36
      Section 5.14  Other Documents And Actions................................................   36
      Section 5.15  Corporate Action...........................................................   36
      Section 5.16  Retiree Benefits...........................................................   37

ARTICLE VI.    CONFIRMATION AND EFFECTIVE DATE CONDITIONS......................................   38
      Section 6.01  Conditions To Confirmation.................................................   38
      Section 6.02  Conditions To Effective Date...............................................   38
      Section 6.03  Waiver of Conditions.......................................................   38
      Section 6.04  Effect of Failure of Conditions............................................   38
      Section 6.05  Vacatur of Confirmation Order..............................................   39

ARTICLE VII.   CONFIRMABILITY OF PLAN AND CRAMDOWN.............................................   39

ARTICLE VIII. PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
               OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS............   39
      Section 8.01  Voting of Claims and Equity Interests......................................   39
      Section 8.02  Method of Distributions Under the Plan.....................................   39
      Section 8.03  Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments...    43
      Section 8.04  Failure to Surrender Cancelled Instrument..................................   43
      Section 8.05  Undeliverable or Unclaimed Distributions...................................   43
      Section 8.06  Disputed Claims; Reserve and Estimations...................................   44
      Section 8.07  Setoffs....................................................................   44

ARTICLE IX.    IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN..........................   45
      Section 9.01  Effect of Confirmation of the Plan.........................................   45

ARTICLE X.     RETENTION OF JURISDICTION.......................................................   45

ARTICLE XI.    MISCELLANEOUS PROVISIONS........................................................   47
      Section 11.01 Exemption From Transfer Taxes..............................................   47
      Section 11.02 Payment of Statutory Fees..................................................   47
      Section 11.03 Modification or Withdrawal of the Plan.....................................   48
      Section 11.04 Governing Law..............................................................   48
      Section 11.05 Filing or Execution of Additional Documents................................   48
      Section 11.06 Withholding and Reporting Requirements.................. ..................   48
      Section 11.07 Waiver of Rule 62 (a) of the Federal Rules of Civil Procedure..............   48
      Section 11.08 Headings...................................................................   48
      Section 11.09 Exhibits and Schedules.....................................................   48
      Section 11.10 Notices....................................................................   49
      Section 11.11 Plan Supplement............................................................   49
      Section 11.12 Conflict...................................................................   49
      Section 11.13 Successors And Assigns.....................................................   49
      Section 11.14 Saturday, Sunday Or Legal Holiday..........................................   49
      Section 11.15 Post-Effective Date Effect Of Evidences Of Claims Or Interests.............   50
      Section 11.16 Severability Of Plan Provisions............................................   50
      Section 11.17 Balloting..................................................................   50
      Section 11.18 No Admissions or Waiver of Objections......................................   50
      Section 11.19 Survival of Settlements....................................................   51

                                   ARTICLE I.

                                  INTRODUCTION

         Assisted Living Concepts, Inc. ("ALC") and ALC's wholly-owned subsidiary Carriage House Assisted Living, Inc. ("Carriage House" and together with ALC, the "Debtors") hereby propose the following Joint Plan of Reorganization (defined herein as the "Plan") for the resolution of their outstanding creditor claims and equity interests. Reference is made to the First Amended Disclosure Statement Accompanying Joint Plan of Reorganization for Assisted Living Concepts, Inc. and Carriage House Assisted Living, Inc. under Chapter 11 of the United States Bankruptcy Code dated as of October 30, 2001 (defined herein as the "Disclosure Statement") for a discussion of the Debtors' history, businesses, properties and results of operations, and for a summary of the Plan and certain related matters.

         All holders of Claims and Equity Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the Disclosure Statement, the exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

         THE PLAN IS THE PRODUCT OF INTENSE NEGOTIATIONS BETWEEN THE DEBTORS AND THE INFORMAL BONDHOLDERS COMMITTEE AND REPRESENTS THE BEST POSSIBLE RETURN TO HOLDERS OF CLAIMS AND INTERESTS. THE DEBTORS AND THE INFORMAL BONDHOLDERS COMMITTEE STRONGLY URGE YOU TO READ THE DISCLOSURE STATEMENT AND VOTE IN FAVOR OF THE PLAN.

         Notwithstanding anything herein to the contrary, all statements in this Plan and the accompanying Disclosure Statement concerning the history of the Debtors' businesses, the past or present financial condition of the debtors, transactions to which the debtors were or are party, or the effect of confirmation of the Plan on secured creditors, unsecured creditors or equity security holders are attributable exclusively to the Debtors and not to any other party.

                                  ARTICLE II.

                 DEFINITION OF TERMS AND RULES OF INTERPRETATION

SECTION 2.01    DEFINITION OF TERMS

         Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

5.625% DEBENTURES                means the $75,000,000, 5.625% Senior
                                 Subordinated Debentures due May 2003 issued pursuant to the 5.625% Debenture Indenture.

6% DEBENTURES                    means the $86,250,000, 6% Senior Subordinated
                                 Debentures due November 2002 issued pursuant to the 6% Debenture Indenture.

5.625% DEBENTURE INDENTURE       means that certain Indenture, dated as of April
                                 13, 1998, among ALC, as Issuer, and Harris
                                 Trust and Savings Bank, as Trustee, pursuant to which the 5.625% Debentures were issued, together with any amendments or supplements thereto.

6% DEBENTURE INDENTURE           means that certain Indenture, dated as of
                                 October 24, 1997, among ALC, as Issuer, and
                                 Harris Trust and Savings Bank, as Trustee, pursuant to which the 6% Debentures were issued, together with any amendments or supplements thereto.

ADMINISTRATIVE CLAIM             means any right to payment constituting a cost
                                 or expense of administration of the Chapter 11
                                 Cases of a kind specified under section 503(b) and entitled to priority under section
                                 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the respective businesses of the Debtors, any indebtedness or obligations incurred or assumed by any of the Debtors in Possession in connection with the conduct of their respective businesses, including, without limitation, all compensation and reimbursement of expenses to the extent Allowed by the Court under section 330 or 503 of the Bankruptcy
                                 Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of Title 28 of the United States
                                 Code, and the actual and necessary costs and expenses, including professional fees, incurred by the Informal Bondholders Committee from the Commencement Date through the Effective Date.

AGGREGATE COLLATERAL             shall have the same meaning as defined in that
                                 certain Final Financing Order.

ALC means Assisted Living Concepts, Inc., a Nevada corporation.

ALLOWED CLAIM OR ALLOWED         means a Claim against or Interest in a Debtor
INTEREST                         to the extent that

                                 a. a proof of the Claim or Interest

                                      i. was timely Filed and served upon a
                                 Debtor and no objection to the Claim or
                                 Interest is Filed within the time fixed by the Court for such objections; or

                                      ii. is deemed Filed under applicable law
                                 (e.g., filed on the Schedules as noncontingent, nondisputed and liquidated) or pursuant to a Final Order of the Court and no objection to the Claim or Interest is Filed within the time fixed by the Court for such objections; or

                                      iii. is Allowed pursuant to subparagraph b
                                 of this definition; or

                                      iv. is Allowed under the Plan.

                                 b. If a Debtor files an objection to a proof of Claim or Interest within a time fixed by the Court, the Claim or Interest shall be Allowed to the extent of

                                      i. any amount of such Claim or Interest to
                                 which the Debtors did not object; or

                                      ii. any amount otherwise authorized by
                                 Final Order or the Plan.

ALLOWED ADMINISTRATIVE CLAIM,
ALLOWED PRIORITY TAX CLAIM,
ALLOWED SECURED CLAIM and
ALLOWED UNSECURED CLAIM          have correlative meanings.

ALLOWED CLASS CLAIM              means an Allowed Claim in the particular Class
                                 described.

ALLOWED CLASS INTEREST           means an Allowed Interest in the particular
                                 Class described.

AMENDED ALC ARTICLES             means the amended and restated articles of
                                 incorporation of Reorganized ALC that will be effective on the Effective Date, in the form which will be Filed with the Plan Supplement.

AMENDED CARRIAGE HOUSE           means the amended and restated certificate of
                                 incorporation

CERTIFICATE                      of Reorganized Carriage House that will be
                                 effective on the Effective Date, in the form which will be Filed with the Plan Supplement.

BALLOTS means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim or Impaired Equity Interest (other than to holders of Impaired Equity Interests deemed to have rejected the Plan or otherwise not entitled to vote on the Plan), upon which is to be indicated, among other things, acceptance or rejection of the Plan.

BANKRUPTCY CODE                  means Title 11 of the United States Code, 11
                                 U.S.C. Sections 101 et seq., as in effect on The date hereof or hereafter amended if such amendments are made applicable to the Chapter
                                 11 Cases.

BANKRUPTCY RULES                 means the Federal Rules of Bankruptcy Procedure
                                 as promulgated by the United States Supreme
                                 Court under section 2075 of Title 28 of the United States Code, and local rules of the Court, as the context may require.

BUSINESS DAY                     means any day on which commercial banks are
                                 open for business, and not authorized to close, in the City of New York, New York, except any day designated as a legal holiday in Bankruptcy
                                 Rule 9006(a).

CARRIAGE HOUSE                   means Carriage House Assisted Living, Inc., a
                                 Delaware corporation.

CASH means legal tender of the United States of America and equivalents thereof.

CHAPTER 11 CASES                 means the jointly administered Chapter 11 cases
                                 commenced by the Debtors on the Commencement
                                 Date.

CLAIM means a claim against a Debtor, whether or not asserted or Allowed, as defined in section 101(5) of the Bankruptcy Code.

CLASS means a class of Claims or Interests designated pursuant to the Plan.

CLERK                            means the Clerk of the Court.

COLLATERAL                       means any property or interest in property of a
                                 Debtor's Estate subject to a Lien to secure the payment or performance of a Claim as of the Commencement Date, which Lien is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law or otherwise invalid under the Bankruptcy Code or applicable non-bankruptcy law.

COMMENCEMENT DATE                means October 1, 2001, the date on which each
                                 of the Debtors filed their respective petitions for relief commencing the Chapter 11 Cases.

CONFIRMATION                     means the conclusion of the Confirmation
                                 Hearing.

CONFIRMATION DATE                means the date on which the Confirmation Order
                                 is entered on the Docket.

CONFIRMATION HEARING             means the hearing to consider confirmation of
                                 the Plan pursuant to section 1128 of the Bankruptcy Code.

CONFIRMATION ORDER               means the order entered by the Court confirming
                                 the Plan pursuant to section 1129 of the Bankruptcy Code.

COURT means, (a) the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of Title 28 of the United States
                                 Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Cases.

CREDITORS' COMMITTEE             means the official unsecured creditors'
                                 committee appointed in the Chapter 11 Cases by the Office of the United States Trustee, as its composition may be changed from time to time by the addition, resignation and/or removal of its members.

DEBENTURES                       means, collectively, the 6% Debentures and the
                                 5.625% Debentures.

DEBTORS                          shall have the meaning ascribed to it in the
                                 Article I of the Plan.

DEBTORS IN POSSESSION            means the Debtors in their capacities as
                                 debtors in possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

DISBURSING AGENT                 means the Person responsible for making
                                 distributions under the Plan. Reorganized ALC, or such Person(s) as Reorganized ALC may employ in its sole discretion, will serve as Disbursing Agent.

DISCLOSURE STATEMENT             means the written disclosure statement, dated
                                 as of October 1, 2001, that relates to this Plan, as approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.

DISPUTED means, with reference to any Claim, or Equity Interest, or any portion thereof, any Claim or Equity Interest proof of which was timely and properly Filed and in either case or in the case of any Administrative Claim, Claim or Equity Interest that is disputed under the Plan or as to which the Debtors have interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim or Equity Interest proof of which was required to be Filed by Order of the Court but as to which a proof of claim or interest was not timely or properly Filed.

DISTRIBUTION                     means a distribution to a holder of an Allowed
                                 Claim pursuant to this Plan.

DISTRIBUTION RECORD DATE         means October 30, 2001.

DOCKET means the docket in the Chapter 11 Cases maintained by the Clerk.

EFFECTIVE DATE                   means eleven days following entry of the
                                 Confirmation Order. If the Court enters an
                                 Order making Bankruptcy Rule 7062 inapplicable to the proceedings respecting the Confirmation
                                 Order or otherwise determining that the
                                 Effective Date may occur immediately following
                                 Confirmation then the Effective Date will be one business day after the Confirmation Date.
                                 If (1) a stay of the Confirmation Order is in effect and/or (2) all conditions to the Effective Date have not been satisfied or, if waivable, not waived by the party for whose benefit such condition exists, the Effective
                                 Date shall be extended to the first Business
                                 Day on which no such stay is in effect and/or all such conditions have been satisfied or waived, as applicable; provided, that in no event shall the Effective Date be later than one hundred twenty (120) days after the Confirmation Date; and provided further that the Court may extend the deadline for the Effective Date to occur following notice and hearing. For purposes of the Plan and the Disclosure Statement "as soon as practicable" shall mean within ten days of the date performance is otherwise due.

EFFECTIVE DATE PAYMENTS          means all payments which must be made on the
                                 Effective Date or as soon as practicable thereafter.

ESTATES means, collectively, the estates created in each of the Debtors' Chapter 11 Cases under section 541 of the Bankruptcy Code.

FILE or FILED                    means filed with the Court in the Chapter 11
                                 Cases.

FINAL FINANCING ORDER            means that certain Final Order Authorizing
                                 Debtor: (A) to Incur Postpetition Debt; (b) to
                                 Guarantee Certain Indebtedness of Certain
                                 Subsidiaries of Assisted Living Concepts, Inc.
                                 and (c) to Grant Liens and Other Relief to
                                 Heller Healthcare Finance, Inc. entered in these Chapter 11 Cases on or about Friday
                                 October 19, 2001.

FINAL ORDER                      means an order or judgment of the Court as
                                 entered on the Docket in the Chapter 11 Cases, or other court of competent jurisdiction, the operation or effect of which has not been stayed, reversed or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

GAAP means Generally Accepted Accounting Principles in the United States of America as in effect on the date of this Plan, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

GENERAL UNSECURED CLAIM          means any Claim that is not an Administrative
                                 Claim, Priority Claim, Tax Claim, Resident
                                 Deposit Account

                                 Claim, Intercompany Claim, Trade Claim,
                                 Guaranty Claim or Secured Claim.

GUARANTY CLAIM                   any claims arising from guarantees executed by
                                 a Debtor in connection with a secured
                                 obligation of one of the Non-Debtor
                                 Subsidiaries or Non-Debtor Affiliates,
                                 including, without limitation, the
                                 Transatlantic Guaranty Claim.

HELLER                           means Heller Healthcare Finance, Inc.

HELLER CLAIM                     shall have the meaning, and include the amounts
                                 set forth, in Section 3.01(a)(iv) of the Plan.

HOLDER                           means the holder of a Claim or Equity Interest.

IMPAIRED means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

INFORMAL BONDHOLDER COMMITTEE    means that certain informal committee of
                                 bondholders organized pre-petition and composed of certain holders of the Debentures in connection with the Debtors' pre-petition efforts to commence and facilitate negotiations of a restructuring of the Debentures. The members of the Informal Bondholder Committee are: (i) LTC Healthcare, Inc., (ii) LTC
                                 Properties, Inc., (iii) Sun Trust Equitable
                                 Securities (for the account of NHI), (iv)
                                 Deephaven Capital Management, (iv) JMG Capital
                                 Partners, (v) Triton Capital Investments, Ltd., and (vi) JMG Capital Management Purchase
                                 Pension Plan.

INSTRUMENT                       means any share of stock, security, promissory
                                 note or other "instrument," within the meaning of that term, as defined in section 9105(1)(i) of the UCC.

INTERCOMPANY CLAIMS              means all Claims asserted by any Debtor(s)
                                 against any other Debtor(s), or by or against any Non-Debtor Subsidiary or Non-Debtor
                                 Affiliate.

LIEN has the meaning set forth in section 101(37) of the Bankruptcy Code.

LITIGATION CLAIMS                means any claims or causes of action held or
                                 asserted by a Debtor.

LOCAL BANKRUPTCY RULES           means the local rules of the Court, as
                                 applicable from time to time in the Chapter 11
                                 Cases.

NEW COMMON STOCK                 means common stock of Reorganized ALC which is
                                 to be issued by Reorganized ALC on and after the Effective Date, as more fully described in the Description of the New Common Stock attached to this Plan as Exhibit I.

NEW JUNIOR NOTES                 means the $15,250,000 junior secured notes due
                                 on the tenth anniversary of the Effective Date, to be issued by the Reorganized ALC pursuant to the New Junior Note Indenture, with an interest rate of 8.0% pay-in-kind for the first three years, and 12% thereafter, and to be secured by the New Junior Note Collateral, as more fully described in the Description of the New Junior
                                 Notes attached to the Disclosure Statement as
                                 Exhibit I.

NEW JUNIOR NOTES COLLATERAL      means all of the property pledged as the New
                                 Senior Notes Collateral.

NEW JUNIOR NOTES INDENTURE       means that certain Indenture dated as of the
                                 Effective Date among Reorganized ALC, as
                                 Issuer, the other parties thereto and
                                 [__________________], as the New Junior Notes
                                 Trustee, pursuant to which the New Junior Notes will be issued.

NEW JUNIOR NOTES TRUSTEE         means ___________________, serving as trustee
                                 pursuant to the New Junior Note Indenture.

NEW NOTES                        means, collectively, the New Senior Notes and
                                 the New Junior Notes.

NEW NOTES TRUSTEE                means the New Senior Notes Trustee and the New
                                 Junior Notes Trustee.

NEW SENIOR NOTES                 means the 10% $40,250,000 senior secured notes
                                 due on the seventh anniversary of the Effective
                                 Date, to be issued by Reorganized ALC pursuant to the New Senior Notes Indenture and to be secured by the New Senior Notes Collateral, as more fully described in the Description of the New Senior Notes attached to the Disclosure
                                 Statement as Exhibit I.

NEW SENIOR NOTES COLLATERAL      means all presently unencumbered real property
                                 owned by the Debtors, all real property owned by the Debtors that becomes unencumbered before or as of the Effective Date that shall be pledged to secure the New Senior Notes and, in certain circumstances, certain property of the Non-Debtor Subsidiaries and Non-Debtor
                                 Affiliates as provided for in the New Senior
                                 Notes Indenture.

NEW SENIOR NOTES INDENTURE       means that certain Indenture dated as of the
                                 Effective Date among ALC, as Issuer, the other parties thereto and [___________________], as
                                 Trustee, pursuant to which the New Senior Notes will be issued.

NEW SENIOR NOTES TRUSTEE         means ___________________, serving as trustee
                                 pursuant to the New Senior Note Indenture.

NHP                              means Nationwide Health Properties, Inc.

NHP COLLATERAL                   means the Collateral securing the obligations
                                 of ALC, directly or indirectly arising out of, in connection with or otherwise relating to the NHP Loan Agreement including certain real property located in Berkeley County, South
                                 Carolina and Indiana County, Pennsylvania but only to the extent and as further described in the deeds of trust, UCC Financing Statements
                                 (and other applicable documents and agreements) securing the obligations of the NHP Loan
                                 Agreement.

NHP LOAN AGREEMENT               means the Loan Agreement, dated as of September
                                 3, 1998, by and between ALC, as borrower, and NHP, as lender, and as such Loan Agreement has been modified and amended from time to time.

NON-DEBTOR AFFILIATES            means any and all of the non-debtor affiliates
                                 of either of the Debtors, but excluding the Non-Debtor Subsidiaries, including, ALC Nevada
                                 McKinney, Inc., ALC Nevada Paris, Inc., ALC
                                 Nevada Plano, Inc., ALC Texas McKinney, Inc.,
                                 ALC Texas Paris, Inc., ALC Texas Plano, Inc.,
                                 ALCH Nevada, Inc., ALCH Texas, Inc., ALFH
                                 Nevada, Inc., ALFH Texas, Inc., DMG Nevada ALC,
                                 Inc., DMG Texas ALC, Inc., Nevada ALC, Inc.,
                                 Nevada ALF, Inc., Texas ALC, Inc. and Texas
                                 ALF, Inc.

NON-DEBTOR SUBSIDIARIES          means any and all non-debtor subsidiaries of
                                 either of the Debtors including, ALC Florida, Inc., ALC Iowa, Inc., ALC McKinney Partners,
                                 LP, ALC Nebraska, Inc., ALC New Jersey, Inc.,
                                 ALC Ohio, Inc., ALC Paris Partners, LP, ALC
                                 Pennsylvania, Inc., ALC Plano Partners, LP,
                                 ALCH Texas Partners, LP, ALF Partners, LP, ALFH
                                 Texas Partners, LP, Assisted Living Concepts
                                 Services, Inc., DMG New Jersey ALC, Inc., DMG
                                 Oregon ALC, Inc., DMG Texas ALC Partners, LP,
                                 Elder Care Home Health Services, Inc., Home and
                                 Community Care, Inc., and Texas ALC Partners,
                                 LP.

OHCS                             means the Oregon Housing and Community Services
                                 Department.

OHCS LOAN AGREEMENTS             means the following: (i) the Loan Agreement,
                                 dated as of May 23, 1991, by and between Madras
                                 Elder Care and Madras Senior Residence, as borrowers, and OHCS, as lender, with ALC as successor-in-interest to Madras Elder Care and Madras Senior Residence; (ii) the Loan
                                 Agreement, dated as of July 25, 1995, by and between ALC, as borrower, and OHCS, as lender;
                                 (iii) the Loan Agreement, dated as of February
                                 13, 1996, by and between ALC, as borrower, and OHCS, as lender; (iv) the Loan Agreement, dated as of December 28, 1995, by and between ALC, as borrower, and OHCS, as lender; (v) the Loan
                                 Agreement, dated as of February 26, 1996, by and between ALC, as borrower, and OHCS, as lender and (vi) the Loan Agreement, dated as of March 5, 1996, by and between ALC as borrower and OHCS, as lender and, in each case, as such Loan Agreement has been modified and amended from time to time.

OHCS COLLATERAL                  means the Collateral securing the obligations
                                 of ALC, whether direct or indirect, arising out of, in connection with or otherwise relating to the OHCS Loan Agreements including the following real property located in Oregon:
                                 Jefferson County, Lincoln County, Hood River
                                 County, Silverton, Prinville and Bend but only to the extent and as further described in the deeds of trust, UCC Financing Statements (and other applicable documents and agreements) securing the obligations of the OHCS Loan
                                 Agreements.

OLD ALC COMMON STOCK             means all authorized and issued shares of
                                 common stock of ALC, with a par value of $.01, and any right, contractual or otherwise, to acquire any common shares of ALC, existing prior to the Commencement Date.

OLD CARRIAGE HOUSE COMMON STOCK  means all authorized and issued shares of common stock of Carriage House, with a par value of $.01, and any right, contractual or otherwise, to acquire any common shares of Carriage House, existing prior to the Commencement Date.

OLD INDENTURE TRUSTEE            means Harris Trust and Savings Banks, as
                                 Trustee under the 5.625% Debenture Indenture and the 6% Debenture Indenture.

OLD INDENTURES                   means, collectively, the 5.625% Debenture
                                 Indenture and the 6% Debenture Indenture.

OLD SECURITIES                   means, collectively, any Old Equity Security or
                                 Debenture.

OLD EQUITY SECURITY              means any equity security (as defined in
                                 section 101(16) of the Bankruptcy Code) of any of the Debtors, including the Old ALC Common
                                 Stock and Old Carriage House Common Stock.

OLD STOCK RIGHTS                 means, collectively, any warrants, and any
                                 other rights, to purchase or otherwise acquire
                                 Old Equity Securities, and any stock
                                 appreciation or similar rights relating to Old
                                 Common Stock, existing prior to the Effective
                                 Date. "Old Stock Rights" do not include any rights arising out of the ownership of Old ALC
                                 Common Stock or Old Carriage House Common
                                 Stock.

ORDER means an order or judgment of the Court as entered on the Docket.

OTHER PRIORITY CLAIM             means any Claim, other than an Administrative
                                 Claim or a Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

PERSON means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or other entity (as defined in the Bankruptcy Code).

PETITION DATE                    shall have the same meaning as Commencement
                                 Date.

PLAN means this Joint Chapter 11 plan of reorganization as it may be amended or modified, from time to time, together with all addenda, exhibits, schedules, supplements or other attachments, if any.

PLAN SUPPLEMENT                  means the forms of documents specified in
                                 Section 11.11 of the Plan.

POSTPETITION DOCUMENTS           shall have the same meaning as defined in the
                                 Final Financing Order.

POSTPETITION TAX CLAIMS          means Administrative Claims and other Claims by
                                 a governmental unit for taxes against any of the Debtor (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Commencement Date through and including the Effective Date.

PRIORITY CLAIM                   means an Allowed Claim entitled to priority
                                 under sections 507(a)(3) through 507(a)(7) of the Bankruptcy Code, and includes Priority Tax
                                 Claims.

PRO RATA means, with respect to any distribution on account of an Allowed Claim or Allowed Interest, a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Interest in a Class to the amount of such Allowed Claim or Allowed Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Interests in such Class to the amount of all Allowed Claims or Allowed Interests in such Class.

REINSTATED                       means, (x) with respect to a Claim, (i) the
                                 Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered and (y) with respect to an Old Equity Interest, the legal, equitable and contractual rights of the Holder of such Old Equity Interest will not be altered.

REORGANIZED ALC                  means, on and after the Effective Date, ALC (as
                                 reorganized pursuant to this Plan).

REORGANIZED CARRIAGE HOUSE       means, on and after the Effective Date,
                                 Carriage House (as reorganized pursuant to this Plan).

REORGANIZED DEBTOR(S)            means, on and after the Effective Date,
                                 Reorganized ALC and/or Reorganized Carriage
                                 House as the case may be and, in each case, to the extent applicable.

RESIDENT DEPOSIT ACCOUNTS        means a Claim by a resident of any of the
CLAIM(S)                         Debtors, Non-Debtor Subsidiaries, or Non-Debtor
                                 Affiliates against any

                                 Debtor for, and limited to, any funds remitted to it by said resident to be held in trust (for the benefit of the resident, "in trust") or otherwise placed in a resident trust account (or its functional equivalent, in each case, "resident trust account").

SCHEDULED                        means set forth on the Schedules.

SCHEDULES                        means the schedules of assets and liabilities
                                 filed by any Debtor pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, including any amendments and modifications thereto through the Confirmation Date.

SEC                              means the United States Securities and Exchange
                                 Commission.

SECURED CLAIM                    means any Claim secured by a lien on collateral
                                 to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section
                                 553 of the Bankruptcy Code, to the extent of such setoff.

SECURITIES CLAIMS                means (a) any Claim arising from rescission of
                                 a purchase or sale of Old ALC Common Stock or Old Carriage House Common Stock or for damages arising from the purchase or sale of Old ALC
                                 Common Stock or Old Carriage House Common
                                 Stock, or (b) any Claim for indemnity,
                                 reimbursement or contribution on account of any such Claim.

SECURITIES SETTLEMENT            means the Stipulation, dated as of September
                                 29, 2000, and entered into in connection with that that certain Consolidated Class Action
                                 Complaint, filed on July 23, 1999 and amended by a subsequent filing on October 20, 1999 in the Assisted Living Concepts, Inc. Securities
                                 Litigation Class Action matter (Lead Case No.
                                 99-167-AA) in the United States District Court in Oregon.

TAX CLAIM                        means any unsecured Claim of a governmental
                                 unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

TRADE CLAIM                      means any unsecured claim against a Debtor that
                                 arises from the provision to the Debtor of goods and services in the ordinary course of the Debtor's business.

TRANSATLANTIC                    means Transatlantic Capital Company LLC, a
                                 lender to DMG New Jersey, Inc., and
                                 Transatlantic's successors and assigns.

TRANSATLANTIC GUARANTY CLAIM     means the Claim arising from that certain
                                 guaranty executed by ALC in favor of
                                 Transatlantic in connection with that certain
                                 $8,700,000 secured promissory note dated as of November 12, 1998 made by DMG New Jersey, Inc.
                                 in favor of Transatlantic.

U.S. BANK                        means U.S. Bank National Association (formerly
                                 known as United States National Bank of Oregon
                                 & successor by merger to U.S. Bank of
                                 Washington, N.A.).

U.S. BANK REIMBURSEMENT          means and includes following: i) the
AGREEMENTS                       Reimbursement Agreement, dated as of November
                                 1, 1996, by and between ALC, as borrower, and U.S. Bank, as lender, and as such Reimbursement
                                 Agreement has been modified and amended from time to time (the "Washington Reimbursement
                                 Agreement"); ii) the Reimbursement Agreement, dated as of July 1, 1997, by and between ALC, as borrower, and U.S. Bank, as lender, and as such Reimbursement Agreement has been modified and amended from time to time (the "Idaho
                                 Reimbursement Agreement"); iii) the
                                 Reimbursement Agreement, dated as of July 1,
                                 1998, by and between ALC, as borrower, and U.S.
                                 Bank, as lender, and as such Reimbursement
                                 Agreement has been modified and amended from time to time (the "Ohio Reimbursement
                                 Agreement"), each as amended or modified by (a)
                                 Amendment and Modification of Reimbursement
                                 Agreements dated as of August 18, 1999; (b)
                                 Second Amendment and Modification of
                                 Reimbursement Agreements dated as of July 28,
                                 2000; (c) Third Amendment and Modification of
                                 Reimbursement Agreements dated as of March 12,
                                 2001; (d) Waiver Agreement dated as of August
                                 3, 2001; and (e) that certain agreement dated as of October 2001 regarding ALC's use of cash collateral.

U.S. BANK COLLATERAL             means the Collateral securing the obligations
                                 of ALC, whether direct or indirect, arising out of, in connection with or otherwise relating to the U.S. Bank Reimbursement Agreements including i) with respect to Washington
                                 Reimbursement Agreement, the U.S. Bank
                                 Washington Collateral; ii) with respect to the Idaho Reimbursement Agreement, the U.S. Bank
                                 Idaho Collateral, and iii) with respect to the Ohio Reimbursement Agreement, the U.S.

                                 Bank Ohio Collateral and, in each case, only to the extent and as further described in the U.S. Bank Reimbursement Agreements and the U.S. Bank Collateral Documents that secure the obligations of ALC under each of the U.S. Bank Reimbursement Agreements.

U.S. BANK COLLATERAL DOCUMENTS   means all documents and agreements securing
                                 ALC's obligations under the U.S. Bank
                                 Reimbursement Agreements and any related loan agreements, including but not limited to all deeds of trust, mortgages, assignments of leases, security agreements, pledge agreements,
                                 UCC Financing Statements and assignments of deposit accounts.

U.S. BANK IDAHO CLAIM            means the Claim secured by the U.S. Bank Idaho
                                 Collateral.

U.S. BANK IDAHO COLLATERAL       includes (i) four assisted living unit
                                 facilities owned by ALC and located on real property in the following Idaho locations:
                                 Garden City, Idaho Falls, Moscow and Rexburg;
                                 (ii) three assisted living unit facilities owned by ALC and located on real property in the following Washington locations: Ferndale,
                                 Summer and Yakima; and (iii) $4,300,000 held in a deposit account at U.S. Bank, all as pledged by ALC as collateral to secure its obligations under the Idaho Reimbursement Agreement.

U.S. BANK OHIO CLAIM             means the Claim secured by the U.S. Bank Ohio
                                 Collateral.

U.S. BANK OHIO COLLATERAL        includes (i) seven residential care facilities
                                 owned by ALC and located on real property in the following Ohio locations: Bellefontaine,
                                 Defiance, Findlay, Greenville, Kenton, Marion and Lima; (ii) three assisted living unit facilities owned by ALC and located on real property in the following Washington locations:
                                 Ferndale, Summer and Yakima; and (iii)
                                 $4,300,000 held in a deposit account at U.S.
                                 Bank, all as pledged by ALC as collateral to secure its obligations under the Ohio
                                 Reimbursement Agreement.

U.S. BANK WASHINGTON CLAIM       means the Claim secured by the U.S. Bank
                                 Washington Collateral.

U.S. BANK WASHINGTON COLLATERAL  includes (i) eight assisted living unit facilities owned by ALC and located on real property in the following Washington locations:
                                 Port Townsend, Enumclaw, Bremerton, Port
                                 Orchard, Spokane, Ferndale, Summer and Yakima; and (ii) $4,300,000 held in a deposit account at U.S. Bank, all as pledged by ALC as collateral to secure its obligations under the Washington Reimbursement Agreement.

UCC means the Uniform Commercial Code, as in effect and as modified or amended at any relevant time.

UNIMPAIRED                       means with reference to a Class of Claims or
                                 Interests, that the Class is not Impaired. An
                                 Unimpaired Class is not entitled to vote on the Plan.

VOTING AGENT                     means Bankruptcy Services LLC.

VOTING DEADLINE                  means the date on which Ballots must be
                                 received by the Voting Agent. For purposes of the Plan, the Voting Deadline is November 30,
                                 2001 at 4:00 p.m. Eastern Time, or, if the Voting Deadline is extended by Court Order, the latest date on which a Ballot will be accepted.

SECTION 2.02    INTERPRETATION AND COMPUTATION OF TIME

         (a)      Defined Terms.

         Any term used in the Plan that is not defined in the Plan, either in
Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

         (b)      Rules Of Interpretation.

         For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or (to the extent otherwise permitted, hereafter) may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, Articles and Exhibits are references to paragraphs, Articles and Exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to only a particular portion of the Plan; (f) captions and headings to Articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) all exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, provided that they are Filed no later than the commencement of the Confirmation Hearing.

         (c)      Time Periods.

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                  ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

            The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or an Allowed Interest.

CLAIMS AGAINST AND INTERESTS IN ALC

        TYPE OF ALLOWED
        CLAIM OR EQUITY                                      ESTIMATED
CLASS   INTEREST          TREATMENT                          RECOVERY
-----   ---------------   ---------------------------------  -------------------
--      Administrative    Paid in full in Cash on the        100%
        Claims            Effective Date or as soon as
                          practicable thereafter (unless
                          the holder of a particular claim
                          and ALC agree to some other
                          treatment), or in accordance with
                          the terms and conditions of
                          transactions or agreements
                          relating to obligations incurred
                          in the ordinary course of
                          business during the pendency of
                          the Chapter 11 Cases or assumed
                          by Reorganized ALC.

        TYPE OF ALLOWED
        CLAIM OR EQUITY                                      ESTIMATED
CLASS   INTEREST          TREATMENT                          RECOVERY
-----   ---------------   ---------------------------------  -------------------
--      Tax Claims        At the option of Reorganized ALC   100%
                          either (i) Reinstated, (ii) paid
                          in full in Cash on the Effective
                          Date or as soon as practicable
                          thereafter as possible, or (iii)
                          paid over a six-year period from
                          the date of assessment, as
                          provided in Section 1129(a)(9)(C)
                          of the Bankruptcy Code with
                          interest payable at a rate of
                          8-1/4% per annum or as otherwise
                          established by the Court.

        SECURED CLAIMS:

1A      OHCS Claim        Unimpaired; Reinstated on the      100%
                          Effective Date or as soon as
                          practicable thereafter.

1B      NHP Claim         Impaired.                          100%

1C      U.S. Bank Idaho   Unimpaired; Reinstated on the      100%
        Claim             Effective Date or as soon as
                          practicable thereafter.

1D      U.S. Bank Ohio    Unimpaired; Reinstated on the      100%
        Claim             Effective Date or as soon as
                          practicable thereafter.

1E      U.S. Bank         Unimpaired; Reinstated on the      100%
        Washington Claim  Effective Date or as soon as
                          practicable thereafter.

2A et   Other Secured     Unimpaired if paid in full in      100%
seq.    Claims            Cash or Reinstated on the
                          Effective Date or as soon as
                          practicable thereafter as
                          possible; Impaired if holder of
                          Claim agrees to alternative
                          treatment.

        UNSECURED CLAIMS:

        TYPE OF ALLOWED
        CLAIM OR EQUITY                                      ESTIMATED
CLASS   INTEREST          TREATMENT                          RECOVERY
-----   ---------------   ---------------------------------  -------------------
3       Priority Claims   Unimpaired; paid in full on or     100%
                          before the later of (i) the
                          Effective Date or as soon as
                          practicable thereafter, (ii) the
                          date such Claim becomes an
                          Allowed Claim and (iii) the date
                          that such Claim would be paid in
                          accordance with any terms and
                          conditions of any agreements or
                          understandings relating thereto
                          between ALC and the Holder of
                          such Claim.

 4      General           Impaired; each holder of an        43%
        Unsecured Claims  Allowed Class 4 Claim to receive
        against ALC       on the Effective Date or as soon
                          as practicable thereafter, a Pro
                          Rata Share of 96% of ALC's New
                          Common Stock, New Senior Notes
                          in the principal amount of
                          $40,250,000 and New Junior Notes
                          in the principal amount of
                          $15,250,000.

5       Trade Claims      Unimpaired; at the option of       100%
        against ALC       Reorganized ALC, paid in full in
                          Cash or Reinstated on the
                          Effective Date or as soon as
                          practicable thereafter.

6       Resident Deposit  Unimpaired; Reinstated on the      100%
        Account Claims    Effective Date or as soon as
        against ALC       practicable thereafter.

7       Guaranty Claims   Unimpaired; Reinstated on the      100%
        against ALC       Effective Date or as soon as
                          practicable thereafter.

8       Intercompany      Unimpaired; Reinstated on the      100%
        Claims            Effective Date or as soon as
                          practicable thereafter.

9       Old ALC Common    Impaired; on the Effective Date    <0%
        Stock and         or as soon as practicable
        Securities        thereafter, holders of Allowed
        Claims against    Class 9 Interests will receive,
        ALC               on a Pro Rata basis, 4% of ALC's
                          New Common Stock in exchange for
                          the Old ALC Common Stock.

        TYPE OF ALLOWED
        CLAIM OR EQUITY                                      ESTIMATED
CLASS   INTEREST          TREATMENT                          RECOVERY
-----   ---------------   ---------------------------------  -------------------

10      Old Stock Rights  Impaired; will not receive or      0%
        in ALC            retain any property or interest.


CLAIMS AGAINST AND INTERESTS IN CARRIAGE HOUSE

--     Administrative Claims  Paid in full in Cash on the Effective     100%
                              Date or as soon as practicable
                              thereafter (unless the holder of a
                              particular claim and ALC agree to some
                              other treatment), or in accordance with
                              the terms and conditions of
                              transactions or agreements relating to
                              obligations incurred in the ordinary
                              course of business during the pendency
                              of the Chapter 11 Cases or assumed by
                              the Debtors in Possession.

--     Tax Claims             At the option of Reorganized Debtors      100%
                              either (i) Reinstated, (ii) paid in
                              full in Cash on the Effective Date or
                              as soon as practicable thereafter, or
                              (iii) paid over a six-year period from
                              the date of assessment, as provided in
                              Section 1129(a)(9)(C) of the Bankruptcy
                              Code with interest payable at a rate of
                              8-1/4% per annum or as otherwise
                              established by the Court.


       SECURED CLAIMS:

1      Other Secured          Unimpaired if paid in full in Cash or     100%
       Claims                 Reinstated on the Effective Date or as
                              soon as practicable thereafter; Impaired if holder of Claim consents to alternative treatment.

       UNSECURED CLAIMS:

2      Priority Claims        Unimpaired; paid in full on or before     100%
                              the later of (i) the Effective Date or
                              as soon as practicable thereafter, (ii)
                              the date such Claim becomes an Allowed
                              Claim and (iii) the date that such
                              Claim would be paid in accordance with
                              any terms and conditions of any
                              agreements or understandings relating
                              thereto between Carriage House and the
                              Holder of such Claim.

3      General                Unimpaired; at the option of Reorganized  100%
       Unsecured              Carriage House, paid in full in Cash or
       Claims against         Reinstated on or before the later of
       Carriage House         (i) the Effective Date or as soon as
                              practicable thereafter, (ii) the date
                              such Claim becomes an Allowed Claim and
                              (iii) the date that such Claim would be
                              paid in accordance with any terms and
                              conditions of any agreements or
                              understandings relating thereto between
                              Carriage House and the Holder of such
                              Claim.

4      Trade Claims           Unimpaired; at the option of Reorganized  100%
       Against                Carriage House, paid in full in Cash or
       Carriage House         Reinstated on or before the later of (i)
                              the Effective Date or as soon as
                              practicable thereafter, (ii) the date
                              such Claim becomes an Allowed Claim and
                              (iii) the date that such Claim would be
                              paid in accordance with any terms and
                              conditions of any agreements or
                              understandings relating thereto between
                              Carriage House and the Holder of such
                              Claim.

5      Intercompany           Unimpaired; Reinstated on the Effective   100%
       Claims                 Date or as soon as practicable
                              thereafter.

6      Old Common             Unimpaired; Reinstated on the Effective   100%
       Stock of               Date or as soon as practicable
       Carriage House         thereafter.
       and Securities
       Claims against
       Carriage House

7      Old Stock              Unimpaired; Reinstated on the Effective   100%
       Rights in              Date or as soon as practicable
       Carriage House         thereafter.

            GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

SECTION 3.01    UNCLASSIFIED CLAIMS.  (APPLICABLE TO BOTH DEBTORS)

         (a)      Administrative Claims.

                  (i)      General.

         Subject to (x) the bar date provisions herein and (y) additional requirements for professionals and certain other entities set forth below, the Reorganized Debtors, as applicable, shall pay to each holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the Allowed amount of such Administrative Claim on the Effective Date or as soon as practicable thereafter, unless the holder agrees or shall have agreed to other treatment of such Claim. Payment on an Administrative Claim which arose in the ordinary course of each Debtor's business will not be made until such payment would have become due in the ordinary course of each Debtor's business or under the terms of the Claim in the absence of the Chapter 11 Cases.

                  (ii)     Payment Of Statutory Fees.

         On or before the Effective Date, all fees payable pursuant to 28 U.S.C.
Section 1930, as determined by the Court at the hearing on Confirmation, shall be paid in Cash equal to the amount of such Administrative Claim.

                  (iii)    Bar Date For Administrative Claims.

                           1)       General Provisions.

         Except as provided below, for (i) non-tax liabilities incurred in the ordinary course of business by each Debtor in Possession and (ii) Postpetition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for Reorganized ALC no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.

                           2)       Professionals.

         All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to any of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, inter alia, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization
Case) shall File and serve on the Reorganized Debtors, the

Informal Bondholder Committee, and the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than (i) sixty (60) days after the Effective Date, or (ii) such later date as the Court shall order upon application made prior to the end of such 60-day period. ALC has agreed to support an application under Section 503(b) with respect to reasonable compensation for post-Commencement Date services provided by Chanin Capital Partners and Milbank Tweed Hadley & McCloy LLP to the Informal Bondholder Committee. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Reorganized ALC, the Informal Bondholder Committee, the Creditors' Committee (if and when appointed) and the professionals to whose application the objections are addressed on or before (i) sixty days after such application is Filed and served or (ii) such later date as the Court shall order upon application made prior to the end of such 60-day period or upon agreement between the Reorganized Debtors and the affected professional. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtors subsequent to the Effective Date may be paid by the Reorganized Debtors without application to or Order of the Court.

                           3)       Ordinary Course Liabilities.

         Holders of Administrative Claims based on liabilities incurred post-petition in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized ALC or Reorganized Carriage House, as appropriate, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims.

                           4)       Tax Claims.

         All requests for payment of Postpetition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Postpetition Tax Claim against any of the Debtors or Reorganized Debtors, or any of their respective properties, whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date. The Debtors are paying all Postpetition Tax Claims as they come due; however, certain taxing authorities conduct audits which may result in a postpetition tax liability of which the Debtors are currently unaware.

                           (iv)     Heller


         Pursuant to the Final Financing Order and the Postpetition Documents, Heller has a secured administrative claim against the Debtors in the approximate amount of $44 million (the "Heller Claim"). The Debtors are jointly and severally liable for the Heller Claim obligations. The Heller Claim is secured by the Aggregate Collateral. Unless otherwise agreed in writing prior to or on the Effective Date, the Heller Claim shall be paid in full in Cash on or before the Effective Date.

         (b)      Treatment Of Priority Tax Claims.

         Except as otherwise agreed to by Reorganized ALC and Reorganized Carriage House and the applicable taxing agency, Reorganized ALC or Reorganized Carriage House, as appropriate, shall pay to each holder of an Allowed Priority Tax Claim deferred Cash payments, over a period not exceeding six years from the date of assessment of such Claim, in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, plus interest from the Effective Date on the unpaid portion of such Allowed Priority Tax Claim (without penalty of any kind) at the rate prescribed below. Payment of the amount of each such Allowed Priority Tax Claim shall be made in equal semiannual installments payable on June 1 and December 1, with the first installment due on June 1 or December 1 after the latest of: (a) the Effective Date, (b) 30 days after the date on which an Order allowing such Priority Tax Claim becomes a Final Order, and (c) such other time or times as may be agreed to by the holder of such Claim and Reorganized ALC. Each installment shall include interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the rate of 8-1/4% per annum or as otherwise established by the Court; provided, however, that Reorganized ALC or Reorganized Carriage House, as appropriate, shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty of any kind.

SECTION 3.02    TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN ALC.

         ALC Class 1A - OHCS Claim (against ALC). On the Effective Date, or as soon as practicable thereafter, the holder of the Class 1A OHCS Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Secured Claim, receive (in the sole discretion of Reorganized ALC) the following treatment: either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. The Holder of the Allowed Secured Claim in Class 1A which is treated as set forth in clause (a) or (b) of this paragraph will be Unimpaired and deemed to have voted for the Plan; a Secured Claim in Class 1A which is treated as set forth in clause (c) of this paragraph shall be Impaired and entitled to vote on the Plan.

         ALC Class 1B - NHP Claim (against ALC). On the Effective Date, or as soon as practicable thereafter, the holder of the Class 1B NHP Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, receive the following treatment: On the Effective Date, or as soon as practicable thereafter, the holder of the Class 1B NHP Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Secured Claim, receive (in the sole discretion of Reorganized ALC) the following treatment: NHP shall exchange its mortgages on the Morehead Facility located in Indiana, Pennsylvania and on the Pinewood House Facility located in Goosecreek, South Carolina in sale-leaseback transactions with ALC. ALC and NHP shall execute definitive documentation reflecting the foregoing sale-leasebacks, as well as modifications to two other leases pursuant to which ALC leases from NHP two facilities in South Carolina, and File such documentation with the Court no later than ten days prior to the Confirmation Hearing. NHP is Impaired and entitled to vote on the Plan. NHP and ALC executed an agreement memorializing the foregoing terms (the "NHP Agreement"). Pursuant to the NHP Agreement, subject to a number of conditions including Court approval of the Disclosure Statement, NHP has agreed to support the Plan. A copy of the NHP Agreement is attached as Exhibit K to the Disclosure Statement. The Committee does not endorse the NHP Agreement. The Committee intends to enter into discussions with NHP and ALC with respect to the NHP Agreement. If the Committee convinces ALC that the NHP Agreement is not in the best of the Estate, ALC will return to NHP the collateral securing the Class 1B NHP Claim to NHP and move to reject the leases to which NHP and ALC are parties. Alternatively, the Committee may be able to renegotiate the NHP Agreement in a manner that will produce a more favorable result to the Estate. Last, the Committee may determine that the NHP Agreement is in the best interest of the Estate and ultimately support the NHP Agreement. ALC has given the Committee a deadline of November 12, 2001 to finally resolve its position with respect to the NHP Agreement. ALC shall notify NHP no later than November 15, 2001 of how the Class 1B NHP Claim will be treated.

         ALC Class 1C - U.S. Bank Idaho Claim (against ALC). On the Effective Date, or as soon as practicable thereafter, the holder of the Class 1C U.S. Bank Idaho Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for its Claim, receive (in the sole discretion of Reorganized
ALC) the following treatment: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; or (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default,
(iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered. ALC Class 1C is Unimpaired and shall be deemed to have voted in favor of the Plan.

         ALC Class 1D - U.S. Bank Ohio Claim (against ALC). On the Effective Date, or as soon as practicable thereafter, the holder of the Class 1D U.S. Bank Ohio Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Secured Claim, receive (in the sole discretion of Reorganized ALC) the following treatment: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; or (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered. ALC Class 1D is Unimpaired and shall be deemed to have voted in favor of the Plan.

         ALC Class 1E - U.S. Bank Washington Claim (against ALC). On the Effective Date, or as soon as practicable thereafter, the holder of the Class 1E U.S. Bank Washington Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Secured Claim, receive (in the sole discretion of Reorganized ALC) the following treatment: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date,
(ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered. ALC Class 1E is Unimpaired and shall be deemed to have voted in favor of the Plan.

         ALC Class 2A Et Seq. - Other Secured Claims (against ALC). Class 2 consists of all other Secured Claims against the Debtors. This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 2A, CLASS 2B, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. The Debtors will File a schedule of each Secured Claim on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Secured Claim in Class 2 will be treated as follows: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. The Holder of each Allowed Secured Claim in Class 2 which is treated as set forth in clause
(a) or (c) of this paragraph will be Unimpaired and shall be deemed to have voted for the Plan; any treatment under clause (c) of this paragraph will render the claim Impaired and entitled to vote on the Plan..

         ALC Class 3 - Priority Claims (against ALC). Class 3 is Unimpaired and therefore is presumed to accept the Plan. Holders of Class 3 Claims are not entitled to vote on the Plan.

         A Priority Claim is a Claim for an amount entitled to priority under sections 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code,
and does not include any Administrative Claim or Tax Claim. These unsecured Priority Claims include, among others: (a) unsecured Claims for accrued employee compensation earned within 90 days prior to the Petition Date, to the extent of $4,650 per employee; (b) contributions to employee benefit plans arising from services rendered within 180 days prior to the Petition Date, but only for such plans to the extent of (i) the number of employees covered by such plans multiplied by $4,650, less (ii) the aggregate amount paid to such employees under section 507(a)(3) of the Bankruptcy Code, plus the aggregate amount paid by each estate on behalf of such employees to any other employee benefit plan.

         The Plan provides that unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 3 will be paid the Allowed Amount of such Claim in full in Cash by Reorganized ALC on or before the later of (i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between ALC and the Holder of such Claim. Allowed Claims in Class 3 are not Impaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

         ALC Class 4 - General Unsecured Claims (against ALC). On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 4 Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, receive the following treatment: a Pro Rata Share of
(a) the New Senior Notes, (b) the New Junior Notes, and (c) ninety-six percent (96%) of the New Common Stock. Class 4 is Impaired and therefore entitled to vote on the Plan.

         ALC Class 5 - Trade Claims (against ALC). On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 5 Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, receive (in the sole discretion of Reorganized ALC) the following treatment: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtor shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered or (c) the Debtor shall pay each claimant Cash in the full amount of its Claim. Class 5 is Unimpaired and not entitled to vote on the Plan; Class 5 is deemed to have voted in favor of the Plan.

         ALC Class 6 - Resident Deposit Account Claims (against ALC). On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 6 Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, receive (in the sole discretion of Reorganized
ALC) the following treatment: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder;
(b) (i) the Debtor shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default,
(iii) the Holder of such Claim shall be compensated for any actual and compensatory damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered or (c) the Debtor shall pay each claimant Cash in the full amount of its Claim with each such payment to be funded into a "resident trust account" and held "in trust" by the Debtor for the benefit of each particular claimant. Class 6 is Unimpaired and not entitled to vote on the Plan; Class 6 is deemed to have voted in favor of the Plan.

         ALC Class 7 - Guaranty Claims (against ALC). On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 7 Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, receive (in the sole discretion of Reorganized ALC) the following treatment: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtor shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date,
(ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered or (c) the Debtor shall pay the claimant Cash in the full amount of its Claim. Class 7 is Unimpaired and not entitled to vote on the Plan; Class 7 is deemed to have voted in favor of the Plan.

         ALC Class 8 - Intercompany Claim (against ALC). Each Allowed Class 8 Claim shall be Reinstated under the Plan and not entitled to vote on the Plan. Class 8 is Unimpaired and deemed to have voted in favor of the Plan.

         ALC Class 9 - Old Common Stock of ALC and Securities Claims (against
ALC). On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 9 Interest or Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Interest or Claim, receive the following treatment: a Pro Rata Share of four percent (4.0%) of the New Common Stock. Class 9 is Impaired and entitled to vote on the Plan. If Class 9 does not vote in favor of the Plan, Class 9 will receive no property under the Plan; instead, the New Common Stock otherwise allocable to Class 9 will be redistributed on a Pro Rata basis to holders of Allowed Class 4 Claims.

         ALC Class 10 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights (against ALC). Each Holder of an Allowed Class 10 Interest or Claim shall not receive or retain any property under the Plan on account of such Interest or Claim in full satisfaction, settlement, release and discharge of such Interest or Claim. Class 10 is Impaired under the Plan and deemed to have voted to reject the Plan. The votes of holders of Class 10 Interests or Claims (if any) are not being solicited. The Debtors currently do not believe any such holders exist.

SECTION 3.03 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CARRIAGE HOUSE.

         Carriage House Class 1A Et Seq. - Other Secured Claims (against ALC). Class 1 consists of all other Secured Claims against Carriage House. This Class will be further divided into subclasses designated by letters of the alphabet (CLASS 1A, CLASS 1B, and so on), so that each Holder of any Secured Claim is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class. The Debtors will File a schedule of each Secured Claim on or before ten (10) days prior to the commencement of the Confirmation Hearing. Each Allowed Secured Claim in Class 1 will be treated as follows: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered; or (c) such Claim shall receive such other treatment to which the Holder shall consent. The Holder of each Allowed Secured Claim in Class 1 which is treated as set forth in clause (a) or (b) of this paragraph will be Unimpaired, will be presumed to have accepted the Plan and will not be entitled to vote for or against the Plan; any treatment under clause (c) of this paragraph will render the claim Impaired and entitled to vote on the Plan.

         Carriage House Class 2 - Priority Claims (against Carriage House). Class 2 is Unimpaired and therefore is presumed to accept the Plan. Holders of Class 2 Claims are not entitled to vote on the Plan.

         A Priority Claim is a Claim for an amount entitled to priority under sections 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code,
and does not include any Administrative Claim or Tax Claim. These unsecured Priority Claims include, among others: (a) unsecured Claims for accrued employee compensation earned within 90 days prior to the Petition Date, to the extent of $4,650 per employee; (b) contributions to employee benefit plans arising from services rendered within 180 days prior to the Petition Date, but only for such plans to the extent of (i) the number of employees covered by such plans multiplied by $4,650, less (ii) the aggregate amount paid to such employees under section 507(a)(3) of the Bankruptcy Code, plus the aggregate amount paid by each estate on behalf of such employees to any other employee benefit plan.

         The Plan provides that unless otherwise agreed to by the parties, each Holder of an Allowed Claim in Class 2 will be paid the Allowed Amount of such Claim in full in Cash by Reorganized Carriage House on or before the later of
(i) the Effective Date or as soon as practicable thereafter, (ii) the date such Claim becomes an Allowed Claim and (iii) the date that such Claim would be paid in accordance with any terms and conditions of any agreements or understandings relating thereto between Carriage House and the Holder of such Claim. Allowed Claims in Class 2 are not Impaired under the Plan and the Holders of Allowed Claims in Class 2 will be deemed to have accepted the Plan.

         Carriage House Class 3 - General Unsecured Claims (against Carriage House). On the Effective Date, or as soon as practicable thereafter, each Allowed Class 3 Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, shall be paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter as possible. Allowed Claims in Class 3 are not Impaired under the Plan and the Holders of Allowed Claims in Class 3 will be deemed to have accepted the Plan.

         Carriage House Class 4 - Trade Claims (against Carriage House). On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Class 4 Claim shall, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, receive (in the sole discretion of Reorganized Carriage House) the following treatment: Either (a) the Plan shall leave unaltered the legal, equitable and contractual rights to which such Claim entitles the Holder; (b) (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, (ii) the maturity of such Claim shall be

Reinstated as such maturity existed before any such default, (iii) the Holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any right to accelerate its Claim, and (iv) the legal, equitable, and contractual rights of such Holder will not otherwise be altered or (c) the Debtor shall pay Claimant Cash in the full amount of its Claim. Allowed Claims in Class 4 are not Impaired under the Plan and the Holders of Allowed Claims in Class 4 will be deemed to have accepted the Plan.

         Carriage House Class 5 - Intercompany Claim (against Carriage House). Each Allowed Class 5 Claim shall be Reinstated under the Plan and not entitled to vote on the Plan. Class 5 is Unimpaired.

         Carriage House Class 6 - Old Common Stock of Carriage House and Securities Claims (against Carriage House). Each Allowed Class 6 Interest or Claim shall be Reinstated under the Plan and not entitled to vote on the Plan. Class 6 is Unimpaired.

         Carriage House Class 7 - Interests of Holders of Old Stock Rights and All Claims Arising Out of Such Old Stock Rights (against Carriage House). Each Allowed Class 7 Interest or Claim shall be Reinstated under the Plan and not entitled to vote on the Plan. Class 7 in Unimpaired. The Debtors currently do not believe any such holders exist.

                                   ARTICLE IV.

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES


         The Plan constitutes a motion to assume or reject all executory contracts and nonresidential real property leases, except for those executory contracts and nonresidential real property leases that have already been assumed or rejected pursuant to an earlier Order of the Court or that are the subject of a motion for such an Order pending as of the Confirmation Hearing. Prior to the Confirmation Hearing, the Debtors will file a schedule of all real property leases and executory contracts to be rejected; any contract or lease not on that schedule shall be deemed assumed by the applicable Debtor as of the Effective Date.

         Each Reorganized Debtor, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 30 days of the Effective Date under any executory contract or unexpired lease assumed pursuant to the Plan, in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors' or the Reorganized Debtors' liability with respect thereto, or as may be agreed otherwise by the parties. The Confirmation Order shall state that all pre-petition contracts and unexpired leases that are listed on the schedule described herein (except for those previously assumed, if any) are deemed rejected under the Plan.

         Any Claim for damages arising from the rejection of an executory contract or unexpired lease must be Filed and served on counsel for the Debtors, the Informal Bondholder Committee and Creditors' Committee (if and when appointed) within thirty (30) days after the order of the Court approving such rejection becomes a Final Order or be (i) forever barred and unenforceable against any Debtor, its Estate, the Reorganized Debtors and their respective property, and (ii) barred from receiving any distribution under the Plan. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as either an ALC Class 4 Claim (if it results in an Allowed Claim against ALC) and Carriage House Class 3 Claim (if it results in an Allowed Claim against Carriage House).

                                   ARTICLE V.

                               MEANS FOR EXECUTION
                         AND IMPLEMENTATION OF THE PLAN

SECTION 5.01    OVERVIEW OF PLAN IMPLEMENTATION

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtor's cash balances or borrowings and the operations of the Debtors or the Reorganized Debtors.

SECTION 5.02    DISTRIBUTIONS

         On the Effective Date or as soon as practicable thereafter, the Reorganized Debtors shall fund or arrange for the funding of the Effective Date Payments. Subject to the provisions of the Plan, and except as otherwise provided herein, property to be distributed hereunder to an Impaired Class shall be distributed on or as soon as practicable after the later of (i) the Effective Date, to each holder of a Claim or an Interest in that Class that is an Allowed Claim or an Allowed Interest as of the Effective Date, and (ii) the date the Order of the Court allowing such Claim or Interest becomes a Final Order, to each holder of an Allowed Claim or an Allowed Interest of that Class that is Allowed after the Effective Date, to the extent allowed. Property to be distributed under the Plan to a Class that is not Impaired or on account of a Claim of a kind described in Bankruptcy Code section 507(a)(1) shall be distributed on the later of (x) the date specified in the preceding clauses (i) and (ii) applicable to the Claims or Interests and (y) the date on which the distribution to the holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Chapter 11 Cases. Notwithstanding any other provision of the Plan, each Debtor and each of the Reorganized Debtors shall not be obligated to make any distribution with respect to any unclassified Claim, or any Allowed Claim, other than those in the hands of the holders shown on the books and records of the Debtor as of the Confirmation Hearing unless otherwise identified on a Filed proof of claim.

SECTION 5.03    TREATMENT OF TRADE CREDITORS UNDER THE PLAN

         When the Debtors file the Plan, each Debtor intends that all Claims of its trade creditors will be unimpaired and paid in full. The Plan's treatment of Trade Claims (Class 5 under the Plan) is intended to maximize the preservation of working capital by encouraging the maintenance of favorable trade credit terms. If this Plan is confirmed, holders of Trade Claims shall not be required to file proofs of claim with the Court and no bar date would be established as to such Trade Claims. On and after the Effective Date (and, subject to Court approval, prior to the Effective Date), all Trade Claims at the option of Reorganized ALC and Reorganized Carriage House, as applicable, will be paid in full or Reinstated and paid in the ordinary course of business of the Debtors. If the Debtors dispute any trade claim, the Debtors contemplate that such dispute will be determined, resolved or adjudicated as if the Chapter 11 cases had not been commenced and will survive the Effective Date and the consummation of the Plan as if the Chapter 11 Cases had not been commenced.

SECTION 5.04    THE CREDITORS' COMMITTEE

         On the Effective Date, the Creditors' Committee shall be dissolved and the members of such committee shall be released and discharged from all further rights and duties arising from or related to the Chapter 11 Cases. The professionals retained by such committee and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date.

SECTION 5.05    VESTING OF ASSETS

         Except as otherwise provided in any provision of the Plan, on the Effective Date, all property of the Estates shall vest in Reorganized ALC and Reorganized Carriage House, as applicable, free and clear of all Claims, Liens, encumbrances and Interests; provided, however that any and all liens and security interests arising pre-petition or post-petition in favor of U.S. Bank in the U.S. Bank Collateral shall not be impaired or affected in any manner and shall remain valid and fully enforceable against Reorganized ALC in accordance with the agreements between ALC and U.S. Bank and applicable law. From and after the Effective Date, each Reorganized Debtor may operate its business and use, acquire, and dispose of property and settle and compromise Claims or Interests arising post-Confirmation without supervision by the Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

SECTION 5.06    PRESERVATION OF CAUSES OF ACTION

         Except in any contract, instrument, release, or other agreement entered into in connection with the Plan or as otherwise provided in the Plan, in accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall retain all litigation claims that each Debtor or the Estate may hold against any Person.

SECTION 5.07    ARTICLE OF INCORPORATION

         On the Effective Date, Reorganized ALC shall adopt the Amended ALC Articles pursuant to applicable non-bankruptcy law and section 1123(a)(5)(I) of the Bankruptcy Code. The Amended ALC Articles will, among other provisions: (i) authorize the issuance of the New Common Stock; and (ii) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. The Amended ALC Articles will become effective upon the occurrence of the Effective Date.

         On the Effective Date, Reorganized Carriage House shall adopt the Amended Carriage House Certificate pursuant to applicable non-bankruptcy law and section 1123(a)(5)(I) of the Bankruptcy Code. The Amended Carriage House Certificate will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. The Amended Carriage House Certificate will become effective upon the occurrence of the Effective Date.

SECTION 5.08    MANAGEMENT OF REORGANIZED ALC AND REORGANIZED CARRIAGE HOUSE

         The directors and officers of each of the Debtors will continue to serve in such capacities until and through the Effective Date. As of the Effective Date, the directors of each of the Debtors will be deemed to have resigned. Immediately thereafter, ALC currently contemplates that the new board of directors of Reorganized ALC shall consist of Leonard Tannenbaum, Andre Dimitriadis, Andy Adams, Matthew Patrick, Mark Holliday, Richard Ladd and the CEO of Reorganized ALC.

         The Board of Directors of Reorganized ALC shall select the Board of Directors and senior management of Reorganized Carriage House.

         Reorganized ALC may authorize an appropriate compensation and bonus plan for permanent senior management employed by Reorganized ALC post-Confirmation. After the Effective Date, Reorganized ALC may adopt a new incentive plan for the grant to officers, employees and directors of the Company of options to acquire shares of New Common Stock. The options will be based upon performance criteria and a vesting schedule to be structured by the Board of Directors of Reorganized ALC after consummation of the Plan.

SECTION 5.09    DISBURSING AGENT

         Reorganized ALC (or its designee) shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall serve without bond.

SECTION 5.10    DISCHARGE OF DEBTORS AND INJUNCTION

         Except as otherwise provided in the Plan or the Confirmation Order (and except with respect to any claims of Heller against any Debtor, including, without limitation, the Heller Claim): (i) on the Effective Date, each Debtor shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code or (C) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against each Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. Except as otherwise provided in the Plan or the Confirmation Order (and except with respect to any claims of Heller against any Debtor, including, without limitation, the Heller Claim), the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtor, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Debtor at any time obtained to the extent that it relates to a Claim discharged.

         All Persons that have held, currently hold or may hold a Claim or other debt or liability or an Equity Interest or other right of an equity security holder, are permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against any of the Debtors, the Informal Bondholders Committee, the Creditors' Committee (if and when appointed), and professional persons retained by the Debtors, the Informal Bondholders Committee, Creditors' Committee (if and when appointed), and each of their respective affiliates, current or former officer, directors, agents, employees and representatives; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any of the Debtors, the Informal Bondholders Committee, the Creditors' Committee (if and when appointed) and professional persons retained by any of the Debtors, the Informal Bondholders Committee and Creditors' Committee (if and when appointed) and each of their respective affiliates, current or former officer, directors, agents, employees and representatives; (c) creating, perfecting or enforcing any lien or encumbrance against any of the Debtors, the Informal Bondholders Committee (including present and former members), the Creditors' Committee (if and when appointed) (including present and former members), and professional persons retained by any of the Debtors, the Informal Bondholders Committee and the Creditors' Committee (if and when appointed) and each of their respective affiliates, current or former officer, directors, agents, employees and representatives; (d) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to any of the Debtors, the Informal Bondholders Committee, the Creditors' Committee (if and when appointed) and professional persons retained by any of the Debtors, the Informal Bondholders Committee and the Creditors' Committee and each of their respective affiliates, current or former officer, directors, agents, employees and representatives; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         Nothing contained in the Disclosure Statement or the Plan shall (i) be deemed to cause the release of any claims that individual holders of Claims or Interests may have against any Person other than the Debtors or (ii) apply to Heller or in any way prevent or limit Heller's exercise of its rights and remedies against any Debtor under the Final Financing Order, the Postpetition Documents, or otherwise, either before, on or after the Effective Date.

         Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

SECTION 5.11    NO LIABILITY FOR SOLICITATION OR PARTICIPATION

         As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

SECTION 5.12    LIMITATION OF LIABILITY

         Neither (a) any Reorganized Debtor or any of their respective postpetition employees, officers, directors, agents, representatives, affiliates, attorneys or any other professional persons employed by any of them, nor (b) the Informal Bondholders' Committee, or any of their respective postpetition members, agents, employees, directors, officers, representatives, attorneys or other professional advisors nor (c) the Creditors' Committee (if and when appointed), or any of their respective postpetition members, agents, employees, directors, officers representatives, attorneys or other professional advisors, in each case, shall have any responsibility, or have or incur any liability, to any Person whatsoever, under any theory of liability (except for any claim based upon willful misconduct or gross negligence), for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan, provided that nothing in this paragraph shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan or under any post-petition agreement or other post-petition document entered into by such Person or in accordance with the terms of this Plan or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

SECTION 5.13    OBJECTIONS TO CLAIMS

         Except as otherwise provided is the Plan, objections to Claims, including without limitation Administrative Claims, shall be Filed and served upon the Holder of such Claim or Administrative Claim no later than the later of
(a) 60 days after the Effective Date, and (b) 60 days after a proof of claim or request for payment of such Claim is Filed, unless this period is extended by the Court; such extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only Reorganized ALC and Reorganized Carriage House will have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, Reorganized ALC and Reorganized Carriage House may settle or compromise any Disputed Claim or Disputed Interest without approval of the Court.

SECTION 5.14    OTHER DOCUMENTS AND ACTIONS

         The Debtors, the Debtors in Possession, and the Reorganized Debtors may, and shall, execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.

SECTION 5.15    CORPORATE ACTION

         The issuance of the New Common Stock, the New Senior Notes, the New Junior Notes, the adoption of the Amended ALC Articles and the selection of the Persons who will serve as the initial directors and officers of Reorganized ALC as of the Effective Date, and other matters under the Plan involving the corporate structure of the Debtor or corporate action by each Debtor, shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the stockholders or directors of each Debtor. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk, the filing by the Reorganized ALC of the Amended ALC Articles shall be authorized and approved in all respects. On the Effective Date or as soon thereafter as is practicable, pursuant to applicable law, the bylaws of ALC shall be the bylaws of Reorganized ALC.

         The adoption of the Amended Carriage House Certificate and the selection of the Persons who will serve as the initial directors and officers of Reorganized Carriage House as of the Effective Date, and other matters under the Plan involving the corporate structure of the Debtor or corporate action by each Debtor, shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the stockholders or directors of each Debtor. Without limiting the foregoing, upon entry of the Confirmation Order by the Clerk, the filing by Reorganized Carriage House of the Amended Carriage House Certificate shall be authorized and approved in all respects. On the Effective Date or as soon thereafter as is practicable, pursuant to applicable law, the bylaws of Carriage House shall be the bylaws of Reorganized Carriage House.

SECTION 5.16    RETIREE BENEFITS

         On and after the Effective Date, to the extent required by section 1129(a)(13) of the Bankruptcy Code, Reorganized ALC shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

                                  ARTICLE VI.

                   CONFIRMATION AND EFFECTIVE DATE CONDITIONS

SECTION 6.01    CONDITIONS TO CONFIRMATION

         The conditions to Confirmation shall be the following:

         (a)      The satisfaction of the requirements of 11 U.S.C. Section
1129;

         (b) The Confirmation Order shall (i) be acceptable in form and substance to the Debtors (in the Debtors' sole and absolute discretion) and (ii) expressly authorize and direct the Debtors to perform the actions that are conditions to the effectiveness of the Plan; and

         (c) Each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or have been taken, or the Debtors or the party whose obligations are conditioned by such occurrences and/or actions, as applicable, shall have waived such occurrences or actions.

SECTION 6.02    CONDITIONS TO EFFECTIVE DATE

         The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived:
(1) the Confirmation Order in a form satisfactory to the Debtors and the Informal Bondholders Committee shall have become a Final Order; (2) the Effective Date shall have occurred by January 31, 2002; (3) all authorizations, consents and regulatory approvals (including, without limitation, any approvals required under regulations relating to the change in ownership of the Debtors upon the Effective Date) required (if any) for the Plan's effectiveness shall have been obtained; (4) each of the New Junior Note Indenture and the New Senior
Note Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (5) all other actions and documents necessary to implement the treatment of creditor Claims shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.

SECTION 6.03    WAIVER OF CONDITIONS

         The Debtors and the Informal Bondholders Committee, as applicable, may waive any or all of the other conditions set forth in the Plan without leave of or order of the Court and without any formal action. The Debtors reserve the right to amend or revoke the Plan with the consent of the Informal Bondholders Committee, which consent shall not to be unreasonably withheld. Although this Plan is styled as a joint plan, the Debtors reserve the right to proceed with Confirmation under this Plan for one Debtor and not the other.

SECTION 6.04    EFFECT OF FAILURE OF CONDITIONS

         In the event that the Effective Date does not occur, upon notification submitted by the Debtors and the Informal Bondholders Committee to the Court:
(a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

SECTION 6.05    VACATUR OF CONFIRMATION ORDER

         If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall
(a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

                                  ARTICLE VII.

                       CONFIRMABILITY OF PLAN AND CRAMDOWN

         In the event at least one Impaired Class of Claims votes to accept the Plan (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), either or both of the Debtors, as appropriate, shall request the Court to confirm the Plan under the cramdown provisions of the Bankruptcy Code.

                                 ARTICLE VIII.

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                    UNDER THE PLAN AND TREATMENT OF DISPUTED,
             CONTINGENT AND UNLIQUIDATED CLAIMS AND EQUITY INTERESTS

SECTION 8.01    VOTING OF CLAIMS AND EQUITY INTERESTS

         Each holder of an Allowed Claim or an Allowed Equity Interest in an Impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

SECTION 8.02    METHOD OF DISTRIBUTIONS UNDER THE PLAN

         (a)      Distributions Under the Plan

         On the Effective Date or as soon as practicable thereafter to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each Holder of an Allowed Claim or Allowed Interest will receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. Beginning on the date that is 10 days after the end of the calendar quarter following the Effective Date and 10 days after the end of each calendar quarter thereafter, distributions will also be made respectively (a) to Holders of Claims or Interests to whom a distribution has become deliverable during the preceding calendar quarter and (b) to Holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding calendar quarter. Such quarterly distributions will also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Debtors' existing cash balances, the operations of the Debtors or Reorganized Debtors or Post-Effective Date borrowings, as applicable.

         The Reorganized Debtors, or such Person(s) as the Reorganized Debtors may employ in their sole discretion, will serve as Disbursing Agent. The Disbursing Agent will make all distributions of cash and securities required to be distributed under the applicable provisions of the Plan. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each Disbursing Agent, other than the Reorganized Debtors, will receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors.

         Cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on a bank selected by the Reorganized Debtors, or by wire transfer from a bank, at the option of Reorganized ALC. Cash payments of $1,000,000 or more to be made pursuant to the Plan will, to the extent requested in writing no later than five days after the Confirmation Date, be made by wire transfer from a bank. Cash payments to foreign creditors, if any, may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         The Disbursing Agent will make all distributions required under the applicable provisions of the Plan. No distributions under the Plan will be made to or on behalf of any Holder of any Allowed Claim or Allowed Interest evidenced by the instruments, securities or other documentation cancelled pursuant to the Plan, unless such Holder first tenders the applicable instruments, securities or other documentation to the Disbursing Agent.

         (b)      Timing and Methods of Distributions

                  (i)      Compliance with Tax Requirements

         In connection with the Plan, to the extent applicable, the Disbursing Agent must comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. The Disbursing Agent will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

         Notwithstanding any other provision of the Plan: (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution will be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to the Plan.

                  (ii)     Pro Rata Distribution

         When the Plan provides for Pro Rata distribution, the property to be distributed under the Plan shall be divided Pro Rata among the Holders of Allowed Claims or Allowed Interests of the relevant Class.

         However, the total amount of the Allowed Class 4 Claims will not be known until after the Effective Date, either because certain Class 4 Claims will be Disputed Claims or because those Claims will not have been made by their holders prior to the Effective Date. As a result, ALC will hold back from the initial issuance of New Common Stock, New Senior Notes and New Junior Notes on the Effective Date a percentage of the New Common Stock, the New Senior Notes and the New Junior Notes (the "Reserve") to be issued to holders of Class 4 Claims. The initial distribution with respect to Class 4 Claims will be made only to the holders of Class 4 Claims that have been allowed prior to the Effective Date (the "Cutoff Date"). Once the total amount of the Allowed Class 4 Claims has been determined, the shares of New Common Stock, the New Senior Notes and the New Junior Notes held in Reserve will be distributed pro rata among the holders of the Allowed Class 4 Claims (the date of this distribution, the "Subsequent Distribution Date").

         If the Reserve is insufficient to cover Class 4 Claims allowed after the Cutoff Date, ALC and its subsidiaries will have no further liability with respect to those Class 4 Claims and the holders of those Claims will receive proportionately lower distributions of shares of New Common Stock, New Senior Notes and New Junior Notes than the holders of Class 4 Claims allowed prior to the Cutoff Date.

         If the Reserve exceeds the distributions necessary to cover Class 4 Claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of Class 4 Claims so as to ensure that each holder of an allowed Class 4 Claim receives, in the aggregate, its pro rata share of the New Common Stock, the New Senior Notes and the New Junior Notes. In this case, the holders of Class 4 Claims allowed prior to the Cutoff Date will receive distributions of securities both on the Effective Date and on the Subsequent Distribution Date.

         The right of the holders of Class 4 Claims allowed prior to the Cutoff Date to receive additional securities from the Reserve on the Subsequent Distribution Date will be nontransferable. Subject to compliance with applicable securities laws, any additional securities issued to such holders will be freely transferable upon issuance.

         In addition, the New Senior Notes or New Junior Notes that are issued on the Subsequent Distribution Date may have an "issue price" different from the "adjusted issue price" on such date of the New Senior Notes and New Junior Notes, as applicable, that are issued on the Effective Date. Accordingly the New Senior Notes and New Junior Notes issued on the Subsequent Distribution Date may have a different CUSIP number than the New Senior Notes or New Junior Notes, as applicable, issued on the Effective Date. A CUSIP number is a 9 digit number assigned by Standard & Poor's Corporation that is used to identify a particular securities issuance by an issuer. The issuance of a different CUSIP number to New Senior Notes or New Junior Notes issued on the Subsequent Distribution Date may adversely affect the liquidity, and trading price, of those New Notes. This is because those New Senior Notes or New Junior Notes will be treated, for trading purposes, as a separate issuance of securities from the issuance of the New Senior Notes or New Junior Notes, as applicable, on the Effective Date. Please refer to the discussion under the section in the Disclosure Statement entitled "Certain Federal Income Tax Consequences of the Plan - Federal Income Tax Consequences to Holders of Debentures - New Notes - Original Issue Discount" for a discussion of "issue price" and "adjusted issue price."

                  (iii)    Distribution Record Date

         As of the close of business on the Distribution Record Date, the transfer registers for any Notes or securities (the "Old Securities") maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agent and the respective agents of the Debtors will have no obligation to recognize the transfer of the Old Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to the Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date. Distributions under the Plan shall be made by Reorganized ALC or its designee to the holders of Allowed Administrative Claims and Allowed Claims at the addresses set forth on the Schedules, unless such addresses are superseded by addresses listed on proofs of claim or transfers of claims filed pursuant to Bankruptcy Rule 3001, or at the last known address of such holders if the Debtors or Reorganized ALC has been notified in writing of a change of address.

                  (iv)     Surrender of Cancelled Debt Instruments or Securities

         As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation ("Instruments") canceled pursuant to the Plan, the Holder of such Claim shall tender the applicable Instruments evidencing such Claim to the Disbursing Agent pursuant to a letter of transmittal furnished by the Disbursing Agent. Any Cash to be distributed pursuant to the Plan on account of any such Claim or Interest will, pending such surrender, be treated as an undeliverable distribution pursuant to the Plan.

                  (v)      Fractional Shares

         The calculation of percentage distribution of the New Common Stock to be made to Holders of certain Allowed Claims and Interests, as provided for in the Plan, may mathematically entitle such Holder to a fractional interest in the New Common Stock. The number of shares of New Common Stock to be received by a Holder of an Allowed Claim and/or Interest shall be rounded to the next greater or lower whole number of shares as follows: (a) fractions of 1/2 or greater shall be rounded to the next greater whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to a class of Claims or Interests shall be adjusted as necessary to account for the rounding described above. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

SECTION 8.03 SPECIAL PROCEDURES FOR LOST, STOLEN, MUTILATED OR DESTROYED INSTRUMENTS

         In addition to any requirements under the Bylaws of the Debtors, any Holder of a Claim evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with the Plan, the Holder of a Claim evidenced by such an Instrument will, for all purposes under the Plan, be deemed to have surrendered an Instrument, as applicable.

SECTION 8.04    FAILURE TO SURRENDER CANCELLED INSTRUMENT

         Any Holder of an Instrument that fails to surrender or be deemed to have surrendered such Instrument within one year after the Effective Date will have its claim for a distribution pursuant to the Plan on account of such Instrument discharged and shall be forever barred from asserting any such claim against the Reorganized Debtors or their property. In such cases, any Cash held for distribution on account of such claim will be disposed of pursuant to the provisions of the Plan.

SECTION 8.05    UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         Any Person that is entitled to receive a cash distribution under the Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtors for the amount of the original check, without any interest, if such person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent requests to verify that such Person is entitled to such check, prior to the first anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the first anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such Holder unless and until the applicable Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable distributions will remain in the possession of the Disbursing Agent pursuant to the Plan until such time as a distribution becomes deliverable. Undeliverable cash will be held in trust in segregated bank accounts in the name of the Disbursing Agent for the benefit of the potential claimants of such funds, and will be accounted for separately. The Disbursing Agent holding undeliverable cash shall invest such cash in a manner consistent with Reorganized ALC's investment and deposit guidelines. Any distribution which is not claimed within one year of the Effective Date shall be deemed property of Reorganized ALC.


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
SECTION 8.06    DISPUTED CLAIMS; RESERVE AND ESTIMATIONS

         (a)      Treatment of Disputed Claims

         No Payment on Account of Disputed Claims and Disputed Claims Reserve. Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest. Reorganized ALC and Reorganized Carriage House may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether Reorganized ALC and Reorganized Carriage House previously objected to such Claim or whether the Court has ruled on any such objection. The Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, Reorganized ALC and Reorganized Carriage House may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in the Plan, Reorganized ALC and Reorganized Carriage House may resolve or adjudicate certain Disputed Claims of Holders in Unimpaired Classes in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Reorganization Cases had not been commenced, subject to any applicable discharge and limitations on amounts of claims and remedies available under bankruptcy law. Claims may be subsequently compromised, settled, withdrawn or resolved by Reorganized ALC and Reorganized Carriage House.

         (b)      Distributions on Account of Disputed Claims Once They Are
Allowed

         Within 30 days after the end of each calendar quarter following the Effective Date, the Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed, matured and payable interest, if any, at the rate provided for the Class to which such Claim belongs.

SECTION 8.07    SETOFFS

         Except with respect to claims of the Debtors, Reorganized ALC and Reorganized Carriage House released pursuant to the Plan or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by Reorganized ALC and Reorganized Carriage House of any such claims, rights and causes of action that the Debtors, Reorganized ALC and Reorganized Carriage House may possess against such Holder.

                                  ARTICLE IX.

                            IMPLEMENTATION AND EFFECT
                          OF CONFIRMATION OF THIS PLAN

SECTION 9.01    EFFECT OF CONFIRMATION OF THE PLAN

         See Sections 5.05 and 5.10 of the Plan.

                                   ARTICLE X.

                            RETENTION OF JURISDICTION

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date to the full extent permitted by law, including, without limitation, jurisdiction to:

         (a) Allow, disallow, determine, liquidate, classify, subordinate, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan;

         (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

         (c) Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which the any Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

         (d) Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

         (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized Debtors or the Chapter 11 Cases that may be pending on the Effective Date;

         (f) Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

         (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order;

         (h) Subject to any restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Court Order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

         (i) Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         (j) Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         (k) Determine any other matters that may arise in connection with or relating to the Plan, this Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

         (l)      Enter an Order concluding the Chapter 11 Cases.

         The foregoing list is illustrative only and not intended to limit in any way the Court's exercise of jurisdiction. If the Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including without limitation the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.


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
                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

SECTION 11.01   EXEMPTION FROM TRANSFER TAXES

         Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment or any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

SECTION 11.02   PAYMENT OF STATUTORY FEES/INDENTURE TRUSTEE FEES

         All fees payable on or before the Effective Date pursuant to section 1930 of Title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

         On the Effective Date, the Indenture Trustee shall receive an amount of Cash equal to the amount of its reasonable fees and expenses (including the reasonable fees and expenses of counsel retained by the Indenture Trustee), in accordance with and to the extent provided in the Old Indentures, whether incurred prior or subsequent to the Commencement Date, without application by or on behalf of the Old Indenture Trustee or its counsel to the Court. Distributions made to the holders of Allowed Claims pursuant to the Plan will not be reduced on account of such payments to the Indenture Trustee.

SECTION 11.03   MODIFICATION OR WITHDRAWAL OF THE PLAN

         The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend, modify or withdraw the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors may amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan.

SECTION 11.04   GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan.


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
SECTION 11.05   FILING OR EXECUTION OF ADDITIONAL DOCUMENTS

         On or before the Effective Date, the Reorganized Debtors shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

SECTION 11.06   WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions thereunder shall be subject to any such withholding and reporting requirements.

SECTION 11.07   WAIVER OF RULE 62 (a) OF THE FEDERAL RULES OF CIVIL PROCEDURE

         The Debtors may request that the Confirmation Order include (a) a finding the Rule 62(a) of the Federal Rules of Bankruptcy Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after the entry of the Confirmation Order.

SECTION 11.08   HEADINGS

         Headings used in the Plan are for convenience and reference only and shall not constitute a Part of the Plan for any purpose.

SECTION 11.09   EXHIBITS AND SCHEDULES

         All Exhibits and Schedules to the Plan and Disclosure Statement are incorporated into and constitute a part of the Plan as if set forth herein.

SECTION 11.10   NOTICES

         All notices, requests and demand hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:


Latham & Watkins                         Young Conaway Stargatt & Taylor, LLP
Attorneys for the Debtors                Attorneys for the Debtors
633 West Fifth Street, Suite 4000        1110 North Market Street
Los Angeles, California 90071            Rodney Square North, 11th Floor
Attn: Robert A. Klyman                   Wilmington, Delaware 19899
      Jonathan S. Shenson                Attn:  Michael R. Nestor


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
Milbank, Tweed, Hadley & McCloy LLP      Morris, Nichol, Arsht & Tunnell
Attorneys for the Informal Bondholders   1201 N. Market Street
Committee                                P.O. Box 1347
601 S. Figueroa St., 30th Floor          Wilmington, Delaware
Los Angeles, CA  90071                   Attn:  Robert J. Dehney
Attn: Thomas R. Kreller
      David B. Zolkin

SECTION 11.11   PLAN SUPPLEMENT

         Forms of documents relating to the Amended ALC Articles, Amended Carriage House Certificate, New Senior Notes Indenture and New Junior Notes Indenture shall be contained in the Plan Supplement and filed with the Clerk of the Court at least 5 days prior to the date of the Confirmation Hearing. Upon its filing with the Court, the Plan Supplement may be inspected during normal Court hours. Holders of Claims may obtain a copy of the Plan Supplement upon written request to counsel the Debtors.

SECTION 11.12   CONFLICT

         The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

SECTION 11.13   SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

SECTION 11.14   SATURDAY, SUNDAY OR LEGAL HOLIDAY

         If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

SECTION 11.15   POST-EFFECTIVE DATE EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS

         Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.


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
SECTION 11.16   SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan that does not govern the treatment of Claims or Interests provided for herein or the conditions to the Effective Date is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination, and shall provide, that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

SECTION 11.17   BALLOTING

         Each holder of Allowed Claim or an Allowed Interest entitled to vote on the Plan will receive a ballot. The ballot will contain two boxes, one indicating acceptance of the Plan and the other indicating rejection of the Plan. Holders of Allowed Claims or Allowed Interests who elect to vote on the Plan must mark one or the other box pursuant to the instructions contained on the ballot. Any executed Ballot that does not indicate acceptance or rejection of the Plan will be considered a non-vote and will not be counted as an acceptance or rejection of the Plan.

SECTION 11.18   NO ADMISSIONS OR WAIVER OF OBJECTIONS

         Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Debtor with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification. The Debtors are not bound by any statements herein or in the Disclosure Statement as judicial admissions.

SECTION 11.19   SURVIVAL OF SETTLEMENTS

         All Court-approved settlements shall survive consummation of the Plan, except to the extent that any provision of any such settlement is inconsistent with the Plan, in which case the provisions of the Plan shall supersede such inconsistent provision of such settlement.



Dated: __________, 2001                  ASSISTED LIVING CONCEPTS, INC.


                                         By: ___________________________________
                                         Its:___________________________________

Dated: __________, 2001                   CARRIAGE HOUSE ASSISTED LIVING, INC.


                                         By: ___________________________________
                                         Its:___________________________________


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